The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these securities until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

October 2026

Preliminary Pricing Supplement

Dated October 1, 2026

Registration Statement No. 333-283672

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated February 6, 2025

and Product Supplement dated February 6, 2025)

Structured Investments

Opportunities in U.S. Equities

$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

Contingent Income Auto-Callable Securities with Memory Coupon (the “securities”) do not guarantee the payment of interest or the repayment of principal. Instead, if the closing price of each underlying equity on any determination date (including the final determination date) is equal to or greater than 50% of its initial price, which we refer to as its coupon barrier level, UBS will pay a contingent payment on the related contingent payment date, plus any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature. Otherwise, no contingent payment will be paid on that contingent payment date. As a result, if the closing price of at least one underlying equity is less than its coupon barrier level on each determination date, investors will not receive any contingent payments on the securities. In addition, if the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels on any determination date other than the final determination date, the securities will be automatically redeemed for an amount per security equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to such determination date and any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature. If, however, on any determination date other than the final determination date the closing price of any underlying equity is less than its call threshold level, the securities will not be redeemed and if the closing price of any underlying equity is less than its coupon barrier level, you will not receive the contingent payment on the related contingent payment date. Furthermore, if the securities are not redeemed early and the closing price of each underlying equity on the final determination date is equal to or greater than 50% of its initial price, which we refer to as its downside threshold level, on the maturity date investors will receive an amount per security equal to the stated principal amount plus any contingent payment with respect to the final determination date and any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature, if due. If, however, the closing price of any underlying equity on the final determination date is less than its downside threshold level, on the maturity date UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the underlying equity with the lowest underlying return as compared to any other underlying equities (the “worst performing underlying equity”) over the term of the securities and, in extreme situations, you could lose all of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying equities. Because all payments on the securities are based on the worst performing underlying equity, a decline beyond the respective coupon barrier level and/or downside threshold level, as applicable, of any underlying equity will result in few or no contingent payments and/or a loss of a significant portion and, in extreme situations, all of your initial investment even if the other underlying equity appreciates or has not declined as much. These securities are for investors who are willing to risk their initial investment and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG London Branch
Underlying equities:	Common stock of Amazon.com, Inc. (Bloomberg Ticker: “AMZN UW”) Class A common stock of Alphabet Inc. (Bloomberg Ticker: “GOOGL UW”) Common stock of Microsoft Corporation (Bloomberg Ticker: “MSFT UW”)
Aggregate principal amount:	$●
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Pricing date:	Expected to be October 9, 2026
Original issue date:

Expected to be October 15, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:

Expected to be October 12, 2028, subject to postponement for certain market disruption events and as described under “General Terms of the Securities — Market Disruption Events” and “— Payment Dates — Maturity Date” in the accompanying product supplement.

Early redemption:

If, on any determination date other than the final determination date, the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.

Early redemption amount:

The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the related determination date and any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature.

Contingent payment:

●If, on any determination date, the closing prices of all of the underlying equities are equal to or greater than their respective coupon barrier levels, we will pay a contingent payment of $25.25 (equivalent to 10.10% per annum of the stated principal amount) per security, plus any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature, on the related contingent payment date.

●If, on any determination date, the closing price of any underlying equity is less than its respective coupon barrier level, we will not pay a contingent payment on the related contingent payment date.

Memory coupon feature:

If a contingent payment is not paid on a contingent payment date (other than the maturity date) because the closing price of any underlying equity is less than its coupon barrier level on the related determination date, such contingent payment will be paid on a later contingent payment date if the closing price of each underlying equity is equal to or greater than its coupon barrier level on the determination date corresponding to the later contingent payment date. For the avoidance of doubt, once a previously unpaid contingent payment has been paid on a later contingent payment date, it will not be made again on any subsequent contingent payment date.

If the closing price at least one the underlying equity is less than its coupon barrier level on each of the specified determination dates, you will receive no contingent payments during the term of, and will not receive a positive return on, the securities.

Determination dates:

Expected to be January 11, 2027, April 9, 2027, July 9, 2027, October 11, 2027, January 10, 2028, April 10, 2028, July 10, 2028 and October 9, 2028, subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Valuation Dates”, “— Final Valuation Date” and “— Market Disruption Events” in the accompanying product supplement). We also refer to October 9, 2028 as the final determination date. In the event that we make any change to the expected pricing date and original issue date, the calculation agent may adjust the determination dates (including the final determination date) and maturity date to ensure that the stated term of the securities remains the same. References in the accompanying product supplement to one or more “valuation dates” shall mean the determination dates for purposes of the market disruption event provisions in the accompanying product supplement.

Contingent payment dates:

Expected to be January 14, 2027, April 14, 2027, July 14, 2027, October 14, 2027, January 13, 2028, April 13, 2028, July 13, 2028 and the maturity date, subject to postponement for non-business days and as described under “General Terms of the Securities — Payment Dates” and “— Maturity Date” in the accompanying product supplement. References in the accompanying product supplement to one or more “payment dates” shall mean the contingent payment dates for purposes of the market disruption event provisions in the accompanying product supplement.

Payment at maturity:	●If the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels:

(i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the final determination date, and any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature, if due.

●If the final price of any underlying equity is less than its downside threshold level:

a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity.

If the final price of any underlying equity is less than its downside threshold level, investors will lose a significant portion and, in extreme situations, all of their initial investment regardless of the performance of any other underlying equity.

Underlying return:	With respect to each underlying equity, the quotient, expressed as a percentage of the following formula: (final price − initial price) / initial price
Initial price:

$[●], which is the closing price of the common stock of Amazon.com, Inc. on the pricing date

$[●], which is the closing price of the Class A common stock of Alphabet Inc. on the pricing date

$[●], which is the closing price of the common stock of Microsoft Corporation on the pricing date

The initial price of each underlying equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Worst performing underlying equity:	The underlying equity with the lowest underlying return as compared to any other underlying equity
Call threshold level:

$[●], which is equal to 100% of the initial price of the common stock of Amazon.com, Inc.

$[●], which is equal to 100% of the initial price of the Class A common stock of Alphabet Inc.

$[●], which is equal to 100% of the initial price of the common stock of Microsoft Corporation

The call threshold level of each underlying equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Coupon barrier level:

$[●], which is equal to 50% of the initial price of the common stock of Amazon.com, Inc.

$[●], which is equal to 50% of the initial price of the Class A common stock of Alphabet Inc.

$[●], which is equal to 50% of the initial price of the common stock of Microsoft Corporation

The coupon barrier level of each underlying equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Downside threshold level:

$[●], which is equal to 50% of the initial price of the common stock of Amazon.com, Inc.

$[●], which is equal to 50% of the initial price of the Class A common stock of Alphabet Inc.

$[●], which is equal to 50% of the initial price of the common stock of Microsoft Corporation

The downside threshold level of each underlying equity may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Final price:	The closing price of each underlying equity on the final determination date
CUSIP / ISIN:	90265WZ94 / US90265WZ944
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	UBS Securities LLC
Commissions and issue price:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100.00%	1.50%(a) + 0.50%(b) 2.00%	98.00%
Total	$•	$•	$•

(1) UBS Securities LLC will purchase from UBS AG the securities at the price to public less a fee of $20.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a) a fixed sales commission of $15.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b) a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”.

The estimated initial value of the securities as of the pricing date is expected to be between $953.00 and $983.00. The range of the estimated initial value of the securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market Price Considerations” beginning on page 13 of this document.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

You should read this document together with the accompanying product supplement and the accompanying prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated February 6, 2025 Prospectus dated February 6, 2025

$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

Additional Information About UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission (the “SEC”) for the securities to which this document relates. You should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Prospectus dated February 6, 2025:
http://www.sec.gov/Archives/edgar/data/1114446/000119312525021845/d936490d424b3.htm

♦Product supplement dated February 6, 2025:
http://www.sec.gov/Archives/edgar/data/1114446/000183988225007685/ubs_424b2-03670.htm

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities with Memory Coupon that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated February 6, 2025 and references to the “accompanying product supplement” mean the UBS product supplement titled “Market-Linked Securities Product Supplement”, dated February 6, 2025.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

In the event of any discrepancies between this document, the accompanying product supplement and the accompanying prospectus, the following hierarchy will govern: first, this document; second, the accompanying product supplement; and finally, the accompanying prospectus.

October 2026 Page 2

$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

Investment Summary

The Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028 based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc., and the common stock of Microsoft Corporation, which we refer to as the securities, provide an opportunity for investors to earn a contingent payment, which is an amount equal to $25.25 (equivalent to 10.10% per annum of the stated principal amount) per security, plus any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature, with respect to each determination date on which the closing prices of all of the underlying equities are equal to or greater than 50% of their respective initial prices, which we refer to as their respective coupon barrier levels. The contingent payment, if any, will be payable on the relevant contingent payment date. It is possible that the closing prices of one or more of the underlying equities could remain less than their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive few or no contingent payments.

If the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels, on any determination date other than the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the related determination date and any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature. If the securities have not previously been redeemed and the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels, the payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the final determination date and any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature, if due. If, however, the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level, the payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity. The value of such cash payment will be less than 50% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing a significant portion and, in extreme situations, all of their initial investment and also the risk of not receiving any contingent payments. In addition, investors will not participate in any appreciation of the underlying equities.

October 2026 Page 3

$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

Key Investment Rationale

The securities offer the opportunity for investors to earn a contingent payment equal to $25.25 (equivalent to 10.10% per annum of the stated principal amount) per security, plus any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature, with respect to each determination date on which the closing prices of all of the underlying equities are equal to or greater than 50% of their respective initial prices, which we refer to as the coupon barrier levels. The securities may be redeemed prior to maturity for an early redemption amount equal to (i) the stated principal amount per security plus (ii) the contingent payment otherwise payable with respect to the related determination date and any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature. The payment at maturity will vary depending on the final prices, as follows:

Scenario 1

On any determination date other than the final determination date, the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels.

￭The securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent payment otherwise payable with respect to the related determination date and any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature.

￭Investors will not participate in any appreciation of the underlying equities from their respective initial prices.

Scenario 2

The securities are not automatically redeemed prior to maturity and the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels on the final determination date.

￭The payment due at maturity will be (i) the stated principal amount plus (ii) any contingent payment otherwise payable with respect to the final determination date and any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature, if due.

￭Investors will not participate in any appreciation of the underlying equities from their respective initial prices.

Scenario 3

The securities are not automatically redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level.

￭The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying equity.

￭Investors will lose a significant portion and, in extreme situations, all of their initial investment in this scenario.

Investing in the securities involves significant risks. You may lose a significant portion and, in extreme situations, all of your initial investment. Any payment on the securities, including payments in respect of an early redemption, contingent payment or any repayment of principal provided at maturity, is dependent on the ability of UBS to satisfy its obligations when they come due. If UBS is unable to meet its obligations, you may not receive any amounts due to you under the securities and you could lose all of your initial investment.

The securities will not pay a contingent payment on a contingent payment date (including the maturity date) if the closing price of any underlying equity is less than its respective coupon barrier level on the related determination date. The securities will not be subject to an early redemption if the closing price of any underlying equity is less than its respective call threshold level on a determination date other than the final determination date. If the securities are not redeemed prior to the final determination date, you will lose a significant portion and, in extreme situations, all of your initial investment at maturity if the final price of any underlying equity is less than its respective downside threshold level.

October 2026 Page 4

$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

Investor Suitability

The securities may be suitable for you if:

￭You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You can tolerate a loss of a significant portion or all of your initial investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying equity.

￭You understand and accept that an investment in the securities is linked to the worst performing underlying equity and not a basket of the underlying equities and that you will be exposed to the market risk of each underlying equity on each determination date.

￭You understand and are willing to accept that the risks of each underlying equity are not mitigated by the performance of any other underlying equity and the risks of investing in securities with a return based on the worst performing underlying equity.

￭You understand and accept that you may receive few or no contingent payments during the term of the securities and believe that the closing price of each underlying equity will be equal to or greater than its coupon barrier level on each determination date.

￭You believe that the final price of each underlying equity will be equal to or greater than its downside threshold level on the final determination date.

￭You understand and accept that you will not participate in any appreciation in the price of the underlying equities and that any potential positive return is limited to the contingent payments.

￭You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying equities.

￭You are willing to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels and the contingent payment specified on the cover hereof.

￭You are willing to forgo any dividends paid on the underlying equities and you do not seek guaranteed current income from this investment.

￭You are willing to invest in securities that may be redeemed prior to the maturity date and you are otherwise willing to hold such securities to maturity, a term of approximately 24 months, and accept that there may be little or no secondary market.

￭You understand and are willing to accept the single equity risk associated with the securities and the risks associated with the underlying equities.

￭You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

￭You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

￭You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.

￭You require an investment designed to provide a full return of principal at maturity.

￭You cannot tolerate a loss of a significant portion or all of your initial investment, or you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing underlying equity.

￭You do not understand or cannot accept that an investment in the securities is linked to the worst performing underlying equity and not a basket of the underlying equities and that you will be exposed to the market risk of each underlying equity on each determination date.

￭You do not understand or cannot accept that the risks of each underlying equity are not mitigated by the performance of any other underlying equity or the risks of investing in securities with a return based on the worst performing underlying equity.

￭You are unwilling to receive few or no contingent payments during the term of the securities or believe that the closing price of any underlying equity will decline during the term of the securities and is likely to be less than its coupon barrier level on each determination date.

￭You believe that the final price of any underlying equity is likely to be less than its downside threshold level on the final determination date.

October 2026 Page 5

$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

￭You seek an investment that participates in the appreciation in the price of the underlying equities or that has unlimited return potential.

￭You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations of the underlying equities.

￭You are unwilling to invest in the securities based on the call threshold levels, coupon barrier levels, downside threshold levels or the contingent payment specified on the cover hereof.

￭You prefer to receive the dividends paid on the underlying equities or you seek guaranteed current income from this investment.

￭You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 24 months, or you seek an investment for which there will be an active secondary market.

￭You do not understand and are not willing to accept the single equity risk associated with the securities or the risks associated with the underlying equities.

￭You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

October 2026 Page 6

$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices and (2) the final prices.

Diagram #1: Determination Dates Other Than the Final Determination Date

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” beginning on the following page.

October 2026 Page 7

$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security will be determined on the pricing date and will be specified in the final pricing supplement):

Hypothetical Initial Price: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$100.00 $100.00 $100.00
Hypothetical Call Threshold Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$100.00, which is 100% of the hypothetical initial price $100.00, which is 100% of the hypothetical initial price $100.00, which is 100% of the hypothetical initial price
Hypothetical Coupon Barrier Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$50.00, which is 50% of the hypothetical initial price $50.00, which is 50% of the hypothetical initial price $50.00, which is 50% of the hypothetical initial price
Hypothetical Downside Threshold Level: Underlying Equity A: Underlying Equity B: Underlying Equity C:	$50.00, which is 50% of the hypothetical initial price $50.00, which is 50% of the hypothetical initial price $50.00, which is 50% of the hypothetical initial price
Hypothetical Contingent Payment:	$25.25 per security (equivalent to 10.10% per annum of the stated principal amount)
Stated Principal Amount:	$1,000.00 per security

In Examples 1 and 2, the closing prices of the underlying equities fluctuate over the term of the securities and the closing prices of all of the underlying equities are equal to or greater than their respective hypothetical call threshold levels on one of the determination dates prior to the final determination date. Because the closing prices of all of the underlying equities are equal to or greater than their respective call threshold levels on one of the determination dates prior to the final determination date, the securities are automatically redeemed on the related contingent payment date. In Examples 3 and 4, the closing price of at least one underlying equity on each of the determination dates prior to the final determination date is less than its respective call threshold level and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Example 1					Example 2
Determination Dates	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Contingent Payment	Early Redemption Amount
#1	$130.00 (at or above coupon barrier level and call threshold level)	$120.00 (at or above coupon barrier level and call threshold level)	$125.00 (at or above coupon barrier level and call threshold level)	—*	$1,025.25	$105.00 (at or above coupon barrier level and call threshold level)	$135.00 (at or above coupon barrier level and call threshold level)	$40.00 (below coupon barrier level and call threshold level)	$0.00	N/A
#2	N/A	N/A	N/A	N/A	N/A	$35.00 (below coupon barrier level and call threshold level)	$115.00 (at or above coupon barrier level and call threshold level)	$110.00 (at or above coupon barrier level and call threshold level)	$0.00	N/A
#3	N/A	N/A	N/A	N/A	N/A	$120.00 (at or above coupon barrier level and call threshold level)	$120.00 (at or above coupon barrier level and call threshold level)	$120.00 (at or above coupon barrier level and call threshold level)	—*	$1,075.75
#4 - #7	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Payment at Maturity	N/A					N/A

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$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

* The early redemption amount includes any unpaid contingent payment with respect to the determination date on which the closing prices for the underlying equities are equal to or greater than their respective call threshold levels, plus any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature, and the securities are redeemed as a result.

￭In Example 1, the securities are automatically redeemed following the first determination date as the closing prices of all of the underlying equities on the first determination date are equal to or greater than their respective call threshold levels. As the closing prices of all of the underlying equities on the first determination date are equal to or greater than their respective coupon barrier levels and call threshold levels, the securities are automatically redeemed early. Following the first determination date, you receive an early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment = $1,000.00 + $25.25 = $1,025.25

In this example, the early redemption feature limits the term of your investment to approximately 3 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Your total payment per security in this example is $1,025.25 (a total return of 2.525% on the securities).

￭In Example 2, the securities are automatically redeemed following the third determination date as the closing prices of all of the underlying equities on the third determination date are equal to or greater than their respective call threshold levels. As the closing prices of at least one of the underlying equities on each of the prior determination dates are less than their respective coupon barrier levels, you will not receive the contingent payment on the corresponding contingent payment dates. Following the third determination date, you receive the early redemption amount, calculated as follows:

Stated Principal Amount + Contingent Payment with respect to the third Determination Date + previously unpaid Contingent Payments with respect to the previous Determination Dates = $1,000.00 + $25.25 + $50.50 = $1,075.75

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent payments. Further, although all of the underlying equities have appreciated by 20.00% from their respective initial prices on the third determination date, your return will be limited to the contingent payment with respect to the third determination date and the previously unpaid contingent payments with respect to the previous determination dates pursuant to the memory coupon feature, and you will not benefit from such appreciation. In this example, UBS will have paid you a total of $1,075.75 per security (a total return of 7.575% on the securities).

Examples 3 and 4 illustrate the payment at maturity per security based on the final price.

	Example 3					Example 4
Determination Dates	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Price Underlying Equity A	Hypothetical Closing Price Underlying Equity B	Hypothetical Closing Price Underlying Equity C	Contingent Payment	Early Redemption Amount
#1	$43.00 (below coupon barrier level and call threshold level)	$110.00 (at or above coupon barrier level and call threshold level)	$105.00 (at or above coupon barrier level and call threshold level)	$0.00	N/A	$45.00 (below coupon barrier level and call threshold level)	$115.00 (at or above coupon barrier level and call threshold level)	$110.00 (at or above coupon barrier level and call threshold level)	$0.00	N/A
#2	$105.00 (at or above coupon barrier level and call threshold level)	$48.00 (below coupon barrier level and call threshold level)	$110.00 (at or above coupon barrier level and call threshold level)	$0.00	N/A	$125.00 (at or above coupon barrier level and call threshold level)	$42.00 (below coupon barrier level and call threshold level)	$120.00 (at or above coupon barrier level and call threshold level)	$0.00	N/A
#3-#7	Various (all below coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	$0.00	N/A	Various (all below coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	Various (all at or above coupon barrier level and call threshold level)	$0.00	N/A
Final Determination Date	$125.00 (at or above downside threshold level and coupon barrier level)	$75.00 (at or above downside threshold level and coupon barrier level)	$95.00 (at or above downside threshold level and coupon barrier level)	—*	N/A	$40.00 (below coupon barrier level; at or above downside threshold level)	$75.00 (at or above downside threshold level and coupon barrier level)	$90.00 (at or above downside threshold level and coupon barrier level)	$0.00	N/A
Payment at Maturity	$1,202.00					$400.00

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$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

* The final contingent payment (and any previously unpaid contingent payments pursuant to the memory coupon feature), if any, will be paid at maturity.

￭In Example 3, on each of the determination dates prior to the final determination date, the closing price of at least one of the underlying equities is less than its respective coupon barrier level. As a result, you do not receive a contingent payment with respect to any of those determination dates. Because the closing prices of all of the underlying equities are equal to or greater than their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity, you receive the stated principal amount plus a contingent payment with respect to the final determination date and the previously unpaid contingent payments with respect to the previous determination dates pursuant to the memory coupon feature, calculated as follows:

Stated Principal Amount + Contingent Payment with respect to the Final Determination Date

+ previously unpaid Contingent Payments with respect to the previous Determination Dates

$1,000.00 + $25.25 + $176.75 = $1,202.00

In this example, you receive the stated principal amount per security plus the contingent payment and the previously unpaid contingent payments with respect to the previous determination dates pursuant to the memory coupon feature, equal to a total payment of $1,202.00 per security at maturity. Your total payment per security in this example is $202.00 (a total return of 20.20% on the securities).

￭In Example 4, on each determination date throughout the term of the securities, the closing price of at least one of the underlying equities is less than its respective coupon barrier level. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, because the final price of at least one of the underlying equities on the final determination date is less than its applicable downside threshold level, you are fully exposed to the decline in the worst performing underlying equity. Your payment at maturity is calculated as follows:

$1,000.00 + ($1,000.00 × Underlying Return of the Worst Performing Underlying Equity)

= $1,000.00 + ($1,000.00 × -60.00%)

 = $400.00

In this example, because the final price of the worst performing underlying equity represents a 60.00% decline, you will receive a total cash payment per security equal to $400.00 (a loss of 60.00% on the securities).

We make no representation or warranty as to which of the underlying equities will be the worst performing underlying equity for the purposes of calculating your actual payment at maturity.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed prior to maturity, you may lose a significant portion and, in extreme situations, all of your initial investment. Specifically, if the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level, UBS will pay you a cash payment per security that will be less than the stated principal amount, if anything, resulting in a percentage loss that is equal to the underlying return of the worst performing underlying equity over the term of the securities.

The securities will not pay a contingent payment if the closing price of any underlying equity is less than its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing price of any underlying equity is less than its respective call threshold level on any determination date.

You will be exposed to the market risk of each underlying equity on each determination date and on the final determination date and any decline in the level of one underlying equity may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of any other underlying equity. Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose all of your initial investment.

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$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of loss at maturity. The securities differ from ordinary debt securities in that UBS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not redeemed prior to maturity, UBS will repay you the stated principal amount of your securities in cash only if the final prices of all of the underlying equities are equal to or greater than their respective downside threshold levels on the final determination date and will only make such payment at maturity. If the securities are not redeemed prior to maturity and the final price of any underlying equity is less than its respective downside threshold level, you will lose a percentage of your principal amount equal to the underlying return of the worst performing underlying equity. In this case, the payment at maturity will be significantly less than the stated principal amount and could be zero.

￭Contingent repayment of stated principal amount only at maturity. If your securities are not redeemed prior to maturity, you should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current prices of all of the underlying equities are equal to or greater than their respective downside threshold levels.

￭The contingent payment payable on the securities, if any, will be based solely on the closing prices of the underlying equities on the specified determination dates. Whether the contingent payment with respect to a determination date will be made on the related contingent payment date will be based on the closing price or the final price, as applicable, of each underlying equity on such determination date. As a result, you will not know whether you will receive a contingent payment on such contingent payment date until the related determination date. If you do not receive the contingent payment on a contingent payment date, you will not know whether you will receive such contingent payment on any subsequent contingent payment date pursuant to the memory coupon feature until the determination date corresponding to the subsequent contingent payment date. Moreover, if you do not receive the contingent payment on a contingent payment date and the closing price or final price, as applicable, of any underlying equity is less than its coupon barrier level on each subsequent determination date (including the final determination date), you will not receive the contingent payment with respect to such determination date, even if the closing price of such underlying equity was higher on other days during the term of the securities.

￭You may not receive any contingent payments. UBS will not necessarily make periodic payments on the securities. A contingent payment, plus any previously unpaid contingent payments with respect to any previous determination dates pursuant to the memory coupon feature, will be made on a contingent payment date only if the closing price of all of the underlying equities are equal to or greater than their respective coupon barrier levels on the related determination date. If the closing price of any of the underlying equities on any determination date is less than its respective coupon barrier level, UBS will not pay you the contingent payment applicable to such determination date. If the closing price of any of the underlying equities is less than its respective coupon barrier level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your securities. Generally, this non‑payment of the contingent payment coincides with a period of greater risk of principal loss on your securities.

￭Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to, and lower expected correlation among, the underlying equities reflects a higher expectation as of the pricing date that the final price of any one of the underlying equities could be less than its respective downside threshold level on the final determination date of the securities. “Volatility” refers to the frequency and magnitude of changes in the price of an underlying equity. This greater expected risk will generally be reflected in a higher contingent payment for that security. However, while the contingent payment is set on the pricing date, an underlying equity’s volatility, and the correlation among the underlying equities, can change significantly over the term of the securities. The price of any one of the underlying equities for your securities could fall sharply, which could result in the loss of a significant portion or all of your initial investment.

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Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

￭Early redemption risk. The securities will be redeemed prior to maturity if the closing prices of all of the underlying equities are equal to or greater than their call threshold levels on any determination date other than the final determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the securities will not be subject to an early redemption when the closing price of any one of the underlying equities is less than its call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your securities. The securities could be redeemed as early as the first contingent payment date, potentially limiting your investment to a term of approximately 3 months. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built‑in costs such as dealer discounts and hedging costs.

￭You will not participate in any appreciation of any underlying equity and will not have the same rights as holders of any underlying equity. You will not participate in any appreciation in any underlying equity, and the return on the securities will be limited to any contingent payment that is paid with respect to each determination date on which the closing price or the final price, as applicable, of each underlying equity is equal to or greater than its coupon barrier level. It is possible that the closing price of at least one of the underlying equities could be less than its coupon barrier level on most or all of the determination dates so that you will receive few or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity and less than the return on a direct investment in any or all of the underlying equities. You will not have voting rights or any rights to receive dividends or other distributions or any other rights with respect to any underlying equity. If the securities are not redeemed prior to maturity, you may be subject to the depreciation in the level of the worst performing underlying equity even though you cannot participate in any appreciation in the prices of the underlying equities.

￭Because the securities are linked to the performance of more than one underlying equity, there is an increased probability that you will not receive a contingent payment on a determination date and that you will lose a significant portion or all of your initial investment. The risk that you will not receive a contingent payment on a determination date and that you will lose a significant portion or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying equity if their terms are otherwise substantially similar. With a greater total number of underlying equities, it is more likely that the closing price or the final price, as applicable, of any underlying equity will be less than its respective coupon barrier level and/or downside threshold level, as applicable. Therefore, it is more likely that you will receive an amount in cash which is worth less than your stated principal amount on the maturity date. In addition, if the performances of the underlying equities are not correlated to each other, the risk that the closing price or the final price, as applicable, of any underlying equity is less than its coupon barrier level or downside threshold level, respectively is even greater.

Risks Relating to Characteristics of the Underlying Equities

￭Single equity risk. The return on the securities, which may be negative, is linked to the performance of each underlying equity. The price of each underlying equity can rise or fall sharply due to factors specific to such underlying equity and its issuer (an “underlying equity issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying equity issuers and the underlying equities. For additional information regarding each underlying equity issuer, please see “Information About the Underlying Equities” in this document and each underlying equity issuer’s SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the underlying equity issuer with the SEC.

￭You are exposed to the market risk of each underlying equity. Your return on the securities is not linked to a basket consisting of the underlying equities. Rather, it will be contingent upon the performance of each underlying equity. Unlike an instrument with a return linked to a basket of American depositary receipts, common stocks or other underlying equities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying equity. Poor performance by any one underlying equity may negatively affect your return and will not be offset or mitigated by the performance of any other underlying equity. Accordingly, your investment is subject to the market risk of each underlying equity.

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$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying equities will rise or fall and there can be no assurance that the closing price of each underlying equity will be equal to or greater than its coupon barrier level on any determination date, or, if the securities are not redeemed prior to maturity, that the final price of each underlying equity will be equal to or greater than its downside threshold level. The prices of the underlying equities will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity issuers. You should be willing to accept the risks of owning equities in general and the underlying equities in particular, and the risk of losing a significant portion or all of your initial investment.

￭No affiliation with the underlying equity issuers. The underlying equity issuers are not affiliates of ours, are not involved with the securities in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of, or any amounts payable on, the securities. We have obtained all information regarding the underlying equities from publicly available information and have not made any due diligence inquiry with respect to any underlying equity.

Estimated Value Considerations

￭The issue price you pay for the securities will exceed their estimated initial value. The issue price you pay for the securities will exceed their estimated initial value as of the pricing date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and projected profits. As of the close of the relevant markets on the pricing date, we will determine the estimated initial value of the securities by reference to our internal pricing models and the estimated initial value of the securities will be set forth in the final pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the prices of the underlying equities, volatility of the underlying equities, any dividends paid on the underlying equities, the correlation of the underlying equities, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance and other costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the pricing date will be less than the issue price you pay for the securities.

￭The estimated initial value is a theoretical price and the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the pricing date may differ from the estimated initial value. The value of your securities at any time will vary based on many factors, including the factors described above and in “— Risks Relating to Characteristics of the Underlying Equities — Single equity risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the pricing date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the pricing date. We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the pricing date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the pricing date and any such differential between the estimated initial value and the issue price of the securities as of the pricing date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.

Risks Relating to Liquidity and Secondary Market Price Considerations

￭There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the securities will develop. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.

￭The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited

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Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

￭Price of securities prior to maturity. The market price of the securities will be influenced by many unpredictable and interrelated factors, including the prices of the underlying equities; the correlation of the underlying equities; the volatility of the underlying equities; any dividends paid on the underlying equities; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.

￭Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. All other things being equal, the use of the internal funding rates described above under “—Estimated Value Considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance and other costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Potential conflicts of interest. We and our affiliates may engage in business related to the underlying equities, which may present a conflict between our obligations as issuer and you, as a holder of the securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the initial price and the final price of each underlying equities and whether the closing price of any underlying equity on any applicable determination date is equal to or greater than its call threshold level or is less than its coupon barrier or downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent payment, call threshold levels, coupon barrier levels and downside threshold levels, and such terms include the underwriting discount, hedging costs, issuance and other costs and projected profits, the securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your securities in the secondary market.

In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates in connection with the securities, which could cause the economic interests of UBS, the dealer or our or their respective affiliates to be adverse to your interests as an investor in the securities. If the dealer or any of its affiliates conduct hedging activities for us or our affiliate in connection with the securities and earns profits in connection with such hedging activities, such profit will be in addition to the underwriting compensation it receives for the sale of the securities to you. You should be aware that the potential to receive compensation both for hedging activities and sales may create a further incentive for the dealer to sell the securities to you.

￭Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of, and any amounts payable on, the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of, and any amounts payable on, the securities. These hedging or trading activities on or prior to the pricing date could potentially affect the initial price of any underlying equity and, as a result, its call threshold level, coupon barrier level and downside threshold level. Additionally, these hedging or trading activities during the term of the securities could potentially affect the price of any underlying equity on any determination date (including the final determination date) and, accordingly, whether a contingent payment is payable, whether the securities are redeemed early and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

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Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

￭We may engage in business with or involving the underlying equity issuers without regard to your interests. We or our affiliates may presently or from time to time engage in business with the underlying equity issuers without regard to your interests and thus may acquire non-public information about the underlying equities. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying equities, which may or may not recommend that investors buy or hold the underlying equities.

￭Potential UBS impact on an underlying equity. Trading or transactions by UBS or its affiliates in an underlying equity, listed and/or over the counter options, futures, exchange-traded funds or other instruments with return linked to the performance of that underlying equity, may adversely affect the market price(s) or level(s) of that underlying equity on any determination date or the final determination date and, therefore, the market value of the securities and any payout to you of any contingent payments or at maturity.

￭Following certain events, the calculation agent can make adjustments to the underlying equities and terms of the securities that may adversely affect the market value of, and return on, the securities. The calculation agent may make adjustments to the initial price, downside threshold level, coupon barrier level, call threshold level, and/or final price of an underlying equity or any other term of the securities and, in some instances, may replace the underlying equity, for certain events affecting such underlying equity. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the value of, and any amounts payable on, the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement that it believes are appropriate to offset to the extent practical any change in your economic position as a holder of the securities resulting solely from any such event to achieve an equitable result, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations. Following certain events relating to an underlying equity issuer, such as a reorganization event or a delisting or suspension of trading, the return on the securities may be based on the shares of a successor to the underlying equity issuer in combination with any cash or any other assets distributed to holders of the underlying equity, if applicable, or on the common stock issued by another company. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset”, “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Delisting of, Suspension of Trading in, or Change in Law Affecting, an Underlying Equity” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭The securities are subject to the credit risk of UBS, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS’ ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose a significant portion or all of your initial investment.

￭The securities are not bank deposits. An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

￭If UBS experiences severe financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. The Swiss Federal Act on Banks and Savings Banks of November 8, 1934, as amended (the “Swiss Banking Act”) grants the Swiss Financial Market Supervisory Authority (“FINMA”) broad powers to take measures and actions in relation to UBS if it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or, after expiry of a deadline, UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis). If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings.

In restructuring proceedings, FINMA, as resolution authority, is competent to approve the restructuring plan. The restructuring plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of securities) to another entity, (b) a stay

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(for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the partial or full conversion of UBS’ debt and/or other obligations, including its obligations under the securities, into equity (a “debt-to-equity swap”), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the securities. Prior to any debt-to-equity swap or write-off with respect to any securities, outstanding equity and debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital must be converted or written-down, as applicable, and cancelled. The Swiss Banking Act addresses the order in which a debt-to-equity swap or a write-off of debt instruments (other than debt instruments qualifying as additional tier 1 capital or tier 2 capital) should occur: first, all subordinated obligations not qualifying as regulatory capital; second, debt instruments for loss absorbency in the course of insolvency measures (Schuldinstrumente zur Verlusttragung im Falle von Insolvenzmassnahmen) under the Swiss Ordinance concerning Capital Adequacy and Risk Diversification for Banks and Securities Dealers of June 1, 2012, as amended; third, all other obligations not excluded by law from a debt-to-equity swap or write-off (other than deposits), such as the securities; and fourth, deposits to the extent in excess of the amount privileged by law. However, given the broad discretion granted to FINMA, any restructuring plan approved by FINMA in connection with restructuring proceedings with respect to UBS could provide that the claims under or in connection with the securities will be fully or partially converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with UBS’ obligations under the securities. Consequently, the exercise by FINMA of any of its statutory resolution powers or any suggestion of any such exercise could materially adversely affect the rights of holders of the securities, the price or value of their investment in the securities and/or the ability of UBS to satisfy its obligations under the securities and could lead to holders losing some or all of their investment in the securities.

Once FINMA has opened restructuring proceedings with respect to UBS, it may consider factors such as the results of operations, financial condition (in particular, the level of indebtedness, potential future losses and/or restructuring costs), liquidity profile and regulatory capital adequacy of UBS and its subsidiaries, or any other factors of its choosing, when determining whether to exercise any of its statutory resolution powers with respect to UBS, including, if it chooses to exercise such powers to order a debt-to- equity swap and/or a write-off, whether to do so in full or in part. The criteria that FINMA may consider in exercising any statutory resolution power provide it with considerable discretion. Therefore, holders of the securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and, consequently, its potential effects on the securities and/or UBS.

If UBS were to be subject to restructuring proceedings, the creditors whose claims are affected by the restructuring plan would not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan with respect to UBS has been approved by FINMA, the rights of a creditor to challenge the restructuring plan or have the restructuring plan reviewed by a judicial or administrative process or otherwise (e.g., on the grounds that the plan would unduly prejudice the rights of holders of securities or otherwise be in violation of the Swiss Banking Act) are very limited. Even if any of UBS’ creditors were to successfully challenge the restructuring plan in court, the court could only require the relevant creditors to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded. Any such challenge (even if successful) would not suspend, or result in the suspension of, the implementation of the restructuring plan.

Risks Relating to U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Tax Considerations” herein and “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

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Information About the Underlying Equities

All disclosures contained in this document regarding each underlying equity for the securities are derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity. You should make your own investigation into each underlying equity.

Included on the following pages is a brief description of each underlying equity. This information has been obtained from publicly available sources. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. You should not take the historical prices of the underlying equities as an indication of future performance.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to any underlying equity.

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc. (“Amazon”) is an online retail company and producer of electronic devices and media content. Information filed by Amazon with the SEC can be located by reference to its SEC file number: 001-43202, or its CIK Code: 0001018724. Amazon’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “AMZN”.

Historical Information

The closing price of the underlying equity on September 29, 2026 was $246.67 (its “hypothetical initial price”). The graph below shows the closing prices of the underlying equity for each day from January 1, 2016 to September 29, 2026. The dotted lines represent its hypothetical downside threshold level and hypothetical coupon barrier level of $123.34 and its hypothetical call threshold level of $246.67, which are equal to 50% and 100%, respectively, of its hypothetical initial price. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time, including the determination dates.

Amazon.com, Inc. – Daily Closing Prices January 1, 2016 to September 29, 2026

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Alphabet Inc.

According to publicly available information, Alphabet Inc. (“Alphabet”) is a parent holding company of Google LLC that provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer content, enterprise solutions, commerce and hardware products. Information filed by Alphabet with the SEC can be located by reference to its SEC file number: 001-37580, or its CIK Code: 0001652044. Alphabet’s Class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol “GOOGL”.

Historical Information

The closing price of the underlying equity on September 29, 2026 was $340.92 (its “hypothetical initial price”). The graph below shows the closing prices of the underlying equity for each day from January 1, 2016 to September 29, 2026. The dotted lines represent its hypothetical downside threshold level and hypothetical coupon barrier level of $170.46 and its hypothetical call threshold level of $340.92, which are equal to 50% and 100%, respectively, of its hypothetical initial price. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time, including the determination dates.

Alphabet Inc. – Daily Closing Prices January 1, 2016 to September 29, 2026

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Microsoft Corporation

According to publicly available information, Microsoft Corporation (“Microsoft”) is a technology company that designs, manufactures and sells devices, including computers, tablets, gaming and entertainment consoles, other intelligent devices and products, including operating systems, cross-device productivity applications, server applications, business applications, desktop and server management tools and software development tools. Information filed by Microsoft with the SEC can be located by reference to its SEC file number: 001-37845, or its CIK Code: 0000789019. Microsoft’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “MSFT”.

Historical Information

The closing price of the underlying equity on September 29, 2026 was $508.96 (its “hypothetical initial price”). The graph below shows the closing prices of the underlying equity for each day from January 1, 2016 to September 29, 2026. The dotted lines represent its hypothetical downside threshold level and hypothetical coupon barrier level of $254.48 and its hypothetical call threshold level of $508.96, which are equal to 50% and 100%, respectively, of its hypothetical initial price. Its actual coupon barrier level, downside threshold level and call threshold level will be set on the pricing date. We obtained the information in the graph below from Bloomberg without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying equity should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the underlying equity at any time, including the determination dates.

Microsoft Corporation – Daily Closing Prices January 1, 2016 to September 29, 2026

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This document relates only to the securities offered hereby and does not relate to the underlying equities or other securities linked to the underlying equities. We have derived all disclosures contained in this document regarding the underlying equities from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying equities. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying equities is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying equities (and therefore the price of the underlying equities at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material

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future events concerning the underlying equities could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying equities.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the underlying equities. If your securities are so treated, any contingent payment that is paid by UBS (including on the maturity date or upon early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the taxable disposition of your securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long-term capital gain or loss if you have held your securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent payment date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Hogan Lovells Cadwalader US LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the accompanying product supplement.

Except to the extent otherwise required by law, UBS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards with Associated Contingent Coupons”, in the

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accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently in excess of any receipt of contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, our special U.S. tax counsel is of the opinion that contingent payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 should not be subject to U.S. withholding tax and we do not intend to withhold any tax on contingent payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed herein, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied, or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether an underlying equity issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If an underlying equity issuer and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition may be subject to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of such underlying equity issuer as a USRPHC and the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that

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references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2029.

Based on our determination that the securities are not “delta-one” with respect to any underlying equity, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying equities or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying equities or the securities. If you enter, or have entered, into other transactions in respect of the underlying equities or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent payment with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

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Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

Use of proceeds and hedging:

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying product supplement under “Use of Proceeds and Hedging.” We and/or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.

In connection with the sale of the securities, we and/or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before, on and after the pricing date of the securities. From time to time, we and/or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In addition, we or one of our affiliates may enter into swap agreements or related hedging activities with the dealer or its affiliates.

We and/or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities, including any payment at maturity. See “Risk Factors — Risks Relating to Hedging Activities and Conflicts of Interest” herein.

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

Pursuant to the terms of a distribution agreement, UBS will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document at the price to public less a fee of $20.00 per $1,000.00 stated principal amount of securities. UBS Securities LLC will agree to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $20.00 reflecting a fixed sales commission of $15.00 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. UBS or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management and an affiliate of UBS Securities LLC each has an ownership interest, for providing certain electronic platform services with respect to this offering.

UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. UBS Securities LLC is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Estimated Value Considerations” and “— Risks Relating to Liquidity and Secondary Market

October 2026 Page 24

$• Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Based on the worst performing of the common stock of Amazon.com, Inc., the Class A common stock of Alphabet Inc. and the common stock of Microsoft Corporation

Price Considerations” in this document.
Prohibition on sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Prohibition on sales to UK retail investors:

The securities are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”) or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no disclosure document required by the UK Financial Conduct Authority (the “FCA”) Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the securities or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulation 2024.

October 2026 Page 25

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Summary Terms	1
Additional Information About UBS and the Securities	2
Investment Summary	3
Key Investment Rationale	4
Investor Suitability	5
How the Securities Work	7
Hypothetical Examples	8
Risk Factors	11
Information About the Underlying Equities	17
Additional Information About the Securities	21

Product Supplement
Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-26
Use of Proceeds and Hedging	PS-53
Material U.S. Federal Income Tax Consequences	PS-54
Certain ERISA Considerations	PS-77
Supplemental Plan of Distribution (Conflicts of Interest)	PS-79

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	6
Where You Can Find More Information	7
Presentation of Financial Information	8
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	8
UBS AG	8
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	11
Description of Warrants We May Offer	48
Legal Ownership and Book-Entry Issuance	65
Considerations Relating to Indexed Securities	69
Considerations Relating to Floating Rate Securities	72
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	75
U.S. Tax Considerations	77
Tax Considerations Under the Laws of Switzerland	88
Benefit Plan Investor Considerations	90
Plan of Distribution	92
Validity of the Securities	95
Experts	95

$•
UBS AG
Contingent Income Auto-Callable Securities with Memory Coupon due on or about October 12, 2028

Preliminary Pricing Supplement dated October 1, 2026
(To Product Supplement dated February 6, 2025
and Prospectus dated February 6, 2025)

UBS Investment Bank
UBS Securities LLC